Exhibit 13 under Form N-1A
                                         Exhibit 99 under Item 601/Reg. S-K


FEDERATED ADMINISTRATIVE
SERVICES, INC. [LOGO]

                                                  Federated Investors Tower
                                                  Pittsburgh, PA 15222-3779
                                                               412-288-1900



                              September 15, 1988


Tower Mutual Funds
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     Federated Administrative Services, Inc., agrees to purchase 10,000 shares of Tower Mutual Funds at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Administrative Services, Inc., has no present intention of redeeming these shares.

                              Very truly yours,

                              /s/ John A. Staley
                                  John A. Staley, IV
                                  Vice President


/nbc